UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the ongoing review of the Company’s growth plans and requirements to achieve the Company’s desired scale, Mr. Robert Dykes, Executive Vice President and Chief Financial Officer, and Mr. Robert Sturgeon, Executive Vice President, Service Layer Technology Group, each announced on March 12, 2007 that he will be resigning from Juniper Networks, Inc. (the "Company" or "Juniper").

Mr. Dykes has driven significant advances in streamlining Juniper’s manufacturing processes and has led the Company’s finance, legal, IT, investor relations and manufacturing organizations. He will continue in his current role with Juniper through the end of April.

Mr. Sturgeon has been instrumental in the development of Juniper’s customer service organization and in guiding the Company through the first phase of its enterprise business strategy. He will continue in his current role with Juniper through the end of March.

Neither resignation was the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

March 13, 2007	By:	Mitchell Gaynor

Name: Mitchell Gaynor
Title: Vice President and General Counsel